FIRST AMENDMENT TO
OFFICE LEASE AGREEMENT

        This First Amendment to Office Lease Agreement (“First Amendment”), by and between PARKWAY PROPERTIES, LP, a Delaware limited partnership (“Landlord”), and FORTUNE NATURAL RESOURCES CORPORATION, a Delaware corporation (“Tenant”), is dated as of the 12th day of April 2001 (“Effective Date”).

WITNESSETH:

        WHEREAS, Brookdale Investors, L.P. ("Former Landlord") and Fortune Petroleum Corporation ("Former Tenant") heretofore entered into that certain Lease Agreement dated January 4, 1996 ("Lease"); and

        WHEREAS, Landlord and Tenant have succeeded all of the rights, title and interest of Former Landlord and Former Tenant as successors in interest under the Lease; and

        WHEREAS, under and pursuant to the terms of the Lease, Tenant has leased from Landlord certain office space located on the seventh (7th) floor and containing approximately 5,427 square feet of Rentable Area, as more particularly described in the Lease (“Premises”) in that certain office building commonly known as One Commerce Green which is located at 515 West Greens Road, Houston, Harris County, Texas, as more particularly described in the Lease; and

        WHEREAS, the Lease Term is scheduled to expire on May 31, 2001 and Landlord and Tenant desire that the Lease Term be extended as and upon the terms and conditions hereinafter specified; and

        WHEREAS, Landlord and Tenant desire to amend and modify the Lease in certain respects, and to make certain additional agreements, as more particularly set forth hereinbelow;

        NOW, THEREFORE, in consideration of the Premises, the mutual agreements of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:

        1.         Defined Terms and References.   All capitalized terms used herein that are not defined herein shall have the same meanings ascribed to such terms in the Lease, except to the extent that the meaning of such term is specifically modified by the provisions hereof. In addition, other terms not defined in the Lease but defined herein will, when delineated within initial capital letters, have the meaning ascribed thereto in this First Amendment. Terms and phrases which are not delineated by initial capital letters shall have the meaning commonly ascribed thereto.

        2.         Lease Term.   The Lease Term for the Premises shall be extended by sixty (60) full calendar months from June 1, 2001 and shall expire on May 31, 2006 ("Lease Term").

        3.         Base Rent.   From and after June 1, 2001, Annual Base Rent per square foot for the Premises, subject to adjustment as provided in the Lease, shall be as follows:

06/01/2001 - 05/31/2002:	$17.00 per square foot of Rentable Area
06/01/2002 - 05/31/2003:	$17.50 per square foot of Rentable Area
06/01/2003 - 05/31/2004:	$18.00 per square foot of Rentable Area
06/01/2004 - 05/31/2005:	$18.50 per square foot of Rentable Area
06/01/2005 - 05/31/2006:	$19.00 per square foot of Rentable Area

        4.         Additional Rental.   From June 1, 2001 through the expiration of the Lease Term, Expense Stop shall mean the basic Costs (as defined in Exhibit “C” of the Lease) per square foot of Rentable Area in the Building for the calendar year 2001.

        5.         Condition of Premises.   Tenant agrees that, except as expressly stated herein, no representations or warranties with respect to the condition of the Premises and no promises to decorate, alter, repair or improve the Premises have been made by Landlord, and Tenant agrees to accept the Premises in an “AS IS WHERE IS” condition as tendered by Landlord.

        6.         Parking.   The terms and conditions contained in Exhibit "F", Parking, shall be extended throughout the Lease Term.

        7.         Renewal Option.   Landlord shall extend to Tenant the right to renew the Lease for an additional five (5) year term ("Third Lease Term") in accordance with the terms and conditions set forth in Exhibit G of the Lease.

        8.         Security Deposit.   Landlord acknowledges that a Security Deposit in the amount of $7,104.00 is being held in accordance with Paragraph 34 of the Lease.

        9.         Default.   Tenant hereby confirms and ratifies the Lease, as amended hereby, and acknowledges that Landlord is not in default under said Lease as of the Effective Date hereof. Landlord hereby confirms and ratifies the Lease, as amended hereby, and acknowledges that Tenant is not in default under said Lease as of the Effective Date hereof.

        10.         Brokerage Services.   Tenant warrants and represents that it has had no dealings with any broker or agent other than CB Richard Ellis (“Broker”) in connection with the negotiations or execution of this First Amendment and Landlord will not be responsible for and Tenant will indemnify, defend and hold Landlord harmless against any brokerage commission, leasing commission or finder’s fee claimed by any other party (other than Broker) in connection with this First Amendment. Parkway Realty Services, an affiliate of Landlord, represents the Landlord’s interest and shall be paid by the Landlord.

        11.         Miscellaneous.    Except as expressly amended and modified by this First Amendment, all terms, conditions and agreements set forth in the Lease shall remain in full force and effect. In the event of a conflict in the terms, conditions or agreements of the First Amendment and those set forth in the Lease, the terms, conditions and agreements set forth in this First Amendment shall control.

a.	This First Amendment shall bind and benefit the parties hereto and their respective successors, assigns, heirs and legal representatives.
b.	This First Amendment supersedes and cancels any and all previous statements, negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of this First Amendment. The Lease and this First Amendment constitute the entire agreement of the parties with respect to the subject matter of the Lease and this First Amendment. There are no representations, understandings, stipulations, agreements, warranties or promises (express or implied, oral or written) between Landlord and Tenant with respect to the subject matter of this First Amendment or the Lease. It is likewise agreed that the Lease and this First Amendment may not be altered, amended, modified or extended except by an instrument in writing signed by both Landlord and Tenant.

        IN WITNESS WHEREOF, this First Amendment has been executed (in multiple counterparts if necessary) as of the Effective Date.

LANDLORD: PARKWAY PROPERTIES LP

By: Parkway Properties General Partners, Inc., a Delaware limited partnership its sole general partner

By: /s/ Mitch Mattingly Name: Mitch Mattingly Title: Senior Vice President

TENANT: FORTUNE PETROLEUM CORPORATION, A Delaware corporation

By: Parkway Properties General Partners, Inc., a Delaware limited partnership its sole general partner

By: /s/ Tyrone J. Fairbanks Name: Tyrone J. Fairbanks Title: President and C.E.O.